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                                                                    EXHIBIT 23.2

             INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM'S CONSENT



        We consent to the use in this Amendment No. 1 to Registration Statement of Amedia Networks, Inc. on Form SB-2 (File No. 333-120771) of our report dated February 25, 2004 (except for Note 12d, which is dated March 3, 2004, Note 1 and
Note 12a, which are dated March 4, 2004 and Note 12e and 12f, which are dated March 8, 2004) relating to the consolidated financial statements of Amedia Networks, Inc., which report includes an explanatory paragraph as to an uncertainty with respect to the Amedia Networks, Inc.'s ability to continue as a going concern, appearing in the Prospectus, which is a part of such Registration Statement, and to the use of our name as it appears under the caption "Experts".



                                            /s/ MARCUM & KLIEGMAN LLP

                                            Marcum & Kliegman LLP
                                            New York, New York



February 10, 2005